Exhibit 23.2

         Consent of Independent Registered Public Accounting Firm


The Board of Directors
Ramtron International Corporation:

We consent to the incorporation by reference in the following registration statements of Ramtron International Corporation of our report dated February 12, 2007, with respect to the consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows of Ramtron International Corporation for the year ended December 31, 2006, and the related financial statement schedule, which report appears in the December 31, 2008, annual report on Form 10-K of Ramtron International Corporation.


Form     Registration Statement       Description
----     ----------------------       ---------------------------------
S-8            333-12265              Stock Option Plan
S-8            333-33554              Stock Option Plan
S-8            333-60594              Stock Option Plan
S-8            333-66252              Stock Option Plan
S-3            333-19119              Resale Registration Statement
                                      including shares issuable upon
                                      exercise of  warrants
S-3            333-128653             Shares issued upon acquisition of
                                      Goal Semiconductor, Inc.
S-3            333-87404              Shares issuable upon exercise of
                                      debenture warrants and other warrants
S-8            333-133760             Stock Option Plan
S-3            333-139478             Resale Registration including
                                      shares issuable upon exercise of
                                      warrants
S-3            333-151373             Resale Registration including
                                      shares issuable upon exercise of
                                      warrants

Our report on the consolidated financial statements referred to above refers to Ramtron International Corporation's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.


/s/ KPMG LLP
------------
KPMG LLP
Denver, Colorado
January 29, 2009